SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

            BLUGRASS ENERGY INC.
 (Exact name of Company as specified in its charter)

                     Nevada
(State or other jurisdiction of incorporation)
(Exact name of small business issuer in its charter)

333-135852	20-4952339
(Commission File Number)	(IRS Employer Identification No.)

3102 Maple Avenue, Suite 450, Dallas, Texas 75201
(Address of principal executive offices)          (Zip Code)

Company’s telephone number, including area code:  (214) 953-9358

4514 Cole Avenue, Suite 600, Dallas, Texas 75205
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Company’s bylaws for filling board vacancies, Abram Janz appointed Stephen Bargo to the Company’s Board of Directors effective April 11, 2013.

On April 15, 2013, immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Abram Janz resigned as an officer and director of the Company.

On April 16, 2013, the sole board member, Stephen Bargo, elected Pat Mendoza to serve as the Company’s Chief Executive Officer.

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Stephen Bargo serves as the Company’s Chairman, and as Vice President, and is a business leader of exceptional talent, energy, and expertise.  Mr. Bargo operated as a global real estate entrepreneur for over 28 years, and his vast experience includes investment-grade real estate development, portfolio optimization, equity raises, operations management and transactional activity. Mr. Bargo currently serves as president and CEO of six other companies, and in those roles has been able to leverage strategic alliances with acclaimed real estate firms in the U.S. and Mexico to gain access to lucrative off-market opportunities and deliver a competitive advantage to those companies’ investors.  Additionally, Mr. Bargo is a veteran of the oil and gas business, having served in varying roles to facilitate financing of companies in the energy sector.

Pat Mendoza serves as the Company’s Chief Executive Officer.  Mr. Mendoza has been in the oil and gas business for more than 30 years and spent the last 17 years as the Chief Operating Officer of Latin America for Lewis Energy Group. As the Chief Operating Officer, Latin America, Mr. Mendoza’s most important responsibility was looking after Lewis Energy Group’s bottom line. The most rewarding aspect of Mr. Mendoza’s work is training people to be great team leaders and driving company growth.

There are no family relationships among those serving as executive officers or directors of the Company.  There are no arrangements or other understandings between any of the Company’s directors or officers or any other person pursuant to which any new officer or director was or is to be selected as an officer or director.

The directors will serve in such capacity until the Company’s next annual meeting of stockholders.  Officers serve at the pleasure of the Board.

***

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 29, 2013

BLUGRASS ENERGY INC.

By:	/s/ Stephen Bargo
Stephen Bargo Chairman